Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FDA MARKET CLEARANCE OF

RELIANCETM ENDOSCOPE PROCESSING SYSTEM

Mentor, Ohio (July 26, 2006) - STERIS Corporation (NYSE: STE) today announced that the United States Food and Drug Administration (FDA) has given the Company clearance to market its Reliance™ Endoscope Processing System (EPS). The innovative technology of the Reliance EPS addresses significant unmet reprocessing needs within the gastrointestinal (GI) departments of hospitals and surgery centers, including enhanced patient and staff safety, improved quality through an automated, consistent and repeatable process, and increased productivity from faster total reprocessing time.

The Reliance EPS is an automated, self-contained system specifically designed to achieve high-level disinfection of heat-sensitive instruments using a patented, dry oxidative chemistry. Through a uniquely designed interior, medical instruments such as GI endoscopes, bronchoscopes and associated accessories can be rapidly connected in the system, which reduces set-up time. The system can also reprocess two scopes within 30 minutes.

“The Reliance EPS is a significant innovation in infection control,” said Les C. Vinney, STERIS’s president and chief executive officer. “This new product demonstrates STERIS’s unique ability to develop integrated systems of equipment and patented single-use chemistries.”

In the majority of gastrointestinal and other non-surgical applications, flexible endoscopes and associated accessories are typically processed using aldehyde-based chemistries through a variety of different processors. Aldehyde-based chemistries have been associated with increased health risks for certain patients as well as healthcare personnel. Traditionally, healthcare providers seeking a higher standard of care in GI applications would use the Company’s SYSTEM 1® Sterile Processing System. The Reliance EPS technology complements the SYSTEM 1 processor and offers customers who currently use aldehyde-based systems a new and highly effective alternative.

The Company expects to begin offering Reliance EPS in the U.S. market immediately. Reliance EPS is already being successfully marketed in Canada, Australia and certain European countries. Marketing and launch costs for the U.S. market are expected to result in the introduction of the product being neutral to earnings in fiscal 2007, and accretive to earnings in future years as sales accelerate.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information on STERIS, visit www.steris.com. For more information on Reliance EPS, visit www.reliance-eps.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward- looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that product launch and other expenses may be greater or customer acceptance of the product may not be achieved, or that, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release may adversely affect the product or impact Company performance, results, or value.

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